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                                                                    EXHIBIT 24.1

Power of Attorney

Each of the undersigned hereby constitutes and appoints Luqman Arnold and Robert Mills, and each of them, with full power to act without the other, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the registration statement on Form F-1 relating to the registration of Noncumulative Trust Preferred Securities issued by UBS Group Capital Trust I, Noncumulative Company Preferred Securities issued by UBS Group Capital Company L.L.C. I and Subordinated Guarantee of UBS AG with respect to Noncumulative Company Preferred Securities, to sign any and all amendments to such registration statement, to sign any abbreviated registration statement filed pursuant to Rule 462(b) of the Securities Act of 1933 and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

                       NAME                                      TITLE                     DATE
---------------------------------------------------  ------------------------------  -----------------

                 /s/ MARCEL OSPEL                    President and Group Chief         August 16, 2000
---------------------------------------------------  Executive Officer
                   Marcel Ospel

                 /s/ LUQMAN ARNOLD                   Chief Financial Officer           August 18, 2000
---------------------------------------------------
                   Luqman Arnold

                  /s/ HUGO SCHAUB                    Group Controller and Member of  September 5, 2000
---------------------------------------------------  Group Managing Board
                    Hugo Schaub

                  /s/ ALEX KRAUER                    Chairman and Member of Board      August 16, 2000
---------------------------------------------------  of Directors
                    Alex Krauer

                 /s/ ALBERTO TOGNI                   Vice-Chairman of Board of         August 16, 2000
---------------------------------------------------  Directors
                   Alberto Togni

                 /s/ MARKUS KUNDIG                   Vice-Chairman of Board of         August 16, 2000
---------------------------------------------------  Directors
                   Markus Kundig

                 /s/ PETER BOCKLI                    Member of Board of Directors      August 16, 2000
---------------------------------------------------
                   Peter Bockli

                 /s/ ROLF A. MEYER                   Member of Board of Directors      August 16, 2000
---------------------------------------------------
                   Rolf A. Meyer

                /s/ HANS PETER MING                  Member of Board of Directors      August 16, 2000
---------------------------------------------------
                  Hans Peter Ming

               /s/ ANDREAS REINHART                  Member of Board of Directors      August 16, 2000
---------------------------------------------------
                 Andreas Reinhart

                 /s/ ERIC HONEGGER                   Member of Board of Directors      August 16, 2000
---------------------------------------------------
                   Eric Honegger